     As filed with the Securities and Exchange Commission on January 20, 1999
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------


                          CRAFTMADE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
           TEXAS                                                 75-2057054
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)
                              650 SOUTH ROYAL LANE
                            COPPELL, TEXAS 75019-1037
                                 (972) 393-3800
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ------------------------------------
                              KENNETH M. CANCIENNE
                             CHIEF FINANCIAL OFFICER
                          CRAFTMADE INTERNATIONAL, INC.
                              650 SOUTH ROYAL LANE
                            COPPELL, TEXAS 75019-1037
                                 (972) 393-3800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------
                                   COPIES TO:
                                BRIAN D. BARNARD
                              HAYNES AND BOONE, LLP
                           201 MAIN STREET, SUITE 2200
                             FORT WORTH, TEXAS 76102
                                 (817) 347-6600
                               FAX: (817) 347-6650
                      ------------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       Title of each class          Amount to be        Proposed maximum         Proposed maximum aggregate          Amount of
 of securities to be registered    registered (1)   offering price per unit (2)        offering price             registration fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value        55,000               $14.94                      $821,700.00                   $228.43
====================================================================================================================================

(1) All of the 55,000 shares to be registered hereunder are being offered by a selling stockholder of the Company.

(2) Estimated pursuant to paragraph (c) of Rule 457 promulgated under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based upon the average of the high and low sale prices at which shares of Common Stock were sold on January 19, 1999 on the Nasdaq National Market System.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS
               , 1999

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1999

                                  55,000 SHARES

                          CRAFTMADE INTERNATIONAL, INC.

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

                     ---------------------------------------


         One of our stockholders may offer and sell from time to time an aggregate of up to 55,000 shares of common stock.

         The selling stockholder may offer his shares from time to time in open market transactions, in the over-the-counter market through the Nasdaq National Market or in private transactions, at prevailing market prices or at privately negotiated prices. The selling stockholder may effect such transactions by selling the shares to or through broker-dealers. These broker-dealers, if used, may receive discounts, concessions or commissions from the selling stockholder or from the purchaser of the shares.

         The selling stockholder and any broker-dealer acting in connection with the sale of the shares could be considered "underwriters" within the meaning of the Securities Act. In this event, any discounts, concessions or commissions received by the selling stockholder and the broker-dealer (which are not expected to exceed those customary in the types of transactions involved) or any profit on resales of the shares by them could be considered underwriting commissions or discounts under the Securities Act.

         The selling stockholder obtained his shares of common stock on July 1, 1998, in connection with our acquisition of Trade Source International, Inc.

         Our common stock is listed on the Nasdaq National Market under the symbol "CRFT." On January 19, 1999, the last reported sale price was $15.13 per share. Our address is 650 South Royal Lane, Coppell, Texas 75019-1037, and our telephone number is (972) 393-3800.

                        ---------------------------------

         INVESTING IN THE SHARES OF COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                        ---------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

              The date of this Prospectus is _______________, 1999.

                                  RISK FACTORS

         Before purchasing any of the shares offered by this prospectus, you should consider the following risk factors carefully, as well as the other information contained in this prospectus or incorporated by reference into it.

DEPENDENCE ON KEY PERSON

         Our success is highly dependent upon the continued services of Mr. James Ridings, the Chairman of the Board, President and Chief Executive Officer. Loss of Mr. Ridings' services could create adverse effects on our business, such as affecting our relationships with key suppliers and impacting our day-to-day operations.

DEPENDENCE UPON SUPPLIER

         Fanthing Electrical Corp. ("FANTHING"), located in Taichung, Taiwan, supplies our ceiling fans and substantially all related accessory parts. Fanthing provides products to the Company under a contract that is terminable upon 180 days' prior notice by either party. Fanthing is not obligated to produce and sell products to us in any specified quantity, and Fanthing is not required to sell products to us at a fixed price. If, for any reason, Fanthing were to discontinue its relationship with us or if it were unable to supply a sufficient amount of products for our needs, we would be required to seek alternative suppliers. There can be no assurance that these alternative suppliers would produce products of comparable quality to those produced by Fanthing, nor that any such supplier would sell products to us at prices and on terms as favorable as those provided by Fanthing.

ECONOMIC CONDITIONS

         To date, electrical wholesalers and lighting showroom distributors and dealers specializing in supplying new homes, condominiums and apartments have been a significant market of ours. National economic policy, tax laws, inflation, interest rates and other factors affecting new home construction and home remodeling, and economic conditions in general will continue to have a substantial effect upon our sales and earnings for the foreseeable future. Any substantial decline in new home construction or home remodeling would adversely affect us.

FOREIGN EXCHANGE, INTERNATIONAL TRADE, AND FOREIGN ECONOMIC AND POLITICAL CONDITIONS

         We currently receive, and expect to continue to receive, virtually all of our products from Taiwan. Fluctuations in Taiwanese currency exchange rates with the U.S. dollar could adversely affect our cost of products. In addition, various import, export, tariff and other trade barriers that may be imposed in the United States and Taiwan could also adversely affect our business. Furthermore, unfavorable economic and political developments in Taiwan, such as developments arising from Taiwan's relationship with China, could have a material adverse effect on our business.

POTENTIAL FOR ADVERSE EFFECT ON STOCK PRICE FROM SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of substantial amounts of our common stock in the public market, including the shares covered by this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock. As of December 31, 1998, we had 7,555,337 shares of common stock outstanding. Of these shares, 2,343,400 shares are currently held by certain of our directors and executive officers. Most of the outstanding shares of our common stock are either freely salable or salable subject to certain volume and manner of sale restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         In connection with the acquisition of TSI, we issued an aggregate of 983,863 shares of common stock (as adjusted for the three-for-two stock split approved by the Board of Directors on September 30, 1998) to John DeBlois, the selling stockholder, and to Neall and Leslie Humphrey. Of these shares, 98,388 shares are in escrow. Holders who received these shares hold their shares subject to the limitations of Rule 144. We have granted these holders certain registration rights, including the right to have their shares of common stock included in certain registration statements covering the sale of securities by us.

DISTRIBUTION ORGANIZATION

         A key factor in our success to date has been the development of our sales representative organization throughout the United States. Our agreements with our independent sales representative groups prohibit them from representing products which compete with or are similar to Craftmade ceiling fans. While we believe that our relationships with our sales representatives are generally excellent, there can be no assurance that we will be able to maintain our sales organization, or that the loyalty of our sales representatives will not diminish if we expand both the geographical scope and range of its products as planned, and if alternative products under separate distribution arrangements become available from other manufacturers and distributors.

PRODUCT LIABILITY

         Because of the nature of our business, we are always subject to possible claims for personal injury resulting from the failure of our products. There can be no assurance that such claims will not arise in the future or that we will have sufficient insurance to pay such claims.

YEAR 2000 COMPLIANCE

         The Year 2000 Issue results from computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have date-sensitive software may recognize a date using 00 as the year 1900 rather than the year 2000. The Year 2000 Issue potentially not only impacts information technology systems, such as traditional computer systems, but also non-information technology systems containing microcontrollers or other embedded technology, such as elevators and other equipment and machinery. The Year 2000 Issue could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. As a result, the Year 2000 Issue could have a material adverse impact on our business and our customers in ways that we cannot fully determine at this time. In addition, the Year 2000 Issue may also affect our key suppliers, vendors, customers and other third parties with which we have a material relationship. We cannot guarantee that these third parties will convert their systems in a timely manner, or that a failure to convert by another company or a conversion that is incompatible with our systems would not have a material adverse effect on us.

                                   THE COMPANY

         We are engaged in the design, distribution, and marketing of ceiling fans, light kits and accessories manufactured to our specifications. We currently market over 148 basic models of ceiling fans, 78 lighting fixture models and over 100 interchangeable pieces of crystal and glass under our Craftmade brand and 14 series of bathstrip lighting under our Accolade tradename to more than 1,500 retail outlets. Our wholly-owned subsidiary, Trade Source International, Inc. ("TSI"), is engaged in the design, distribution and marketing of outdoor lighting fixtures to large-scale merchandisers. Our address is 650 South Royal Lane, Coppell, Texas 75019-1037, and our telephone number is (972) 393-3800.

         On September 30, 1998, the Board of Directors approved a three-for-two stock split, in the form of a 50% stock dividend, of our common stock. The stock split was effective November 16, 1998 to holders of record on October 30, 1998. On October 30, 1998, the Board of Directors declared a quarterly cash dividend of $0.02 per share, payable January 15, 1999 to holders of record on December 31, 1998.


                                 USE OF PROCEEDS

         All of the net proceeds from the sale of the shares covered by this prospectus will go to the selling stockholder. Accordingly, Craftmade will not receive any proceeds from such sales.


                               SELLING STOCKHOLDER

         John DeBlois is offering for sale 55,000 shares of common stock. Mr. DeBlois is one of our directors and is also the Executive Vice President of TSI, our wholly-owned subsidiary. Before we acquired TSI, Mr. DeBlois was Vice President and Chief Financial Officer of TSI. Prior to the offering of the shares, Mr. DeBlois beneficially owned 388,413 shares of common stock (38,842 shares of which are held in escrow), or approximately 5.1% of the total outstanding shares. Mr. DeBlois received these shares pursuant to our acquisition of TSI. After the completion of the offering and sale of all of the 55,000 shares, Mr. DeBlois will beneficially own 333,413 shares of common stock, or approximately 4.4% of the total outstanding shares.


                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the selling stockholder. As used in this prospectus, "selling stockholder" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will pay for all selling discounts and commissions, if any. The selling stockholder may offer and sell his shares from time to time in one or more of the following types of transactions (including block transactions):

         o         through the Nasdaq National Market,

         o         in the over-the-counter market,

         o         in privately negotiated transactions,

         o         through short sales of shares, or

         o         a combination of such methods of sale.

         The selling stockholder may sell his shares at prevailing market prices or at privately negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholder has advised us that he has not entered into any agreements, understanding or arrangements with any underwriters or broker-dealers regarding the sale of his shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

         The selling stockholder may offer and sell his shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares.

         We have agreed to indemnify the selling stockholder in certain circumstances against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us and in certain circumstances against certain liabilities, including liabilities under the Securities Act.

         The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided he meets the criteria and conforms to the requirements of such rule.


                          DESCRIPTION OF CAPITAL STOCK

         We have authorized the issuance of 15,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $1.00 par value share.

COMMON STOCK

         On December 31, 1998, there were 7,555,337 outstanding shares of common stock held by 101 stockholders of record.

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election in a given year. The holders of common stock are entitled to dividends if declared by the Board of Directors. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the distribution of assets available after satisfaction of all liabilities, including any prior rights of any preferred stock which may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock, and holders of common stock are not entitled to any pre-emptive rights with respect to additional issuances of common stock by us.

         Our common stock is listed on the Nasdaq National Market under the symbol "CRFT."

         The transfer agent and registrar for the common stock is North American Transfer Company, 147 West Merrick Road, Freeport, New York 11520.

PREFERRED STOCK

         Our Certificate of Incorporation authorizes 2,000,000 shares of preferred stock. We may issue these shares of preferred stock without the approval of the holders of common stock. The Board of Directors has the discretion to issue the preferred stock in such series and with such preferences and rights as it may designate. For example, the Board of Directors could issue a series of preferred stock that pays a dividend to holders of the preferred stock before any distributions may be made to holders of common stock.

          We currently hold 32,000 shares of Series A Preferred Stock in our treasury. The Series A Preferred Stock accrues dividends of $4.49 per year, and these dividends are payable quarterly when declared by the Board of Directors. Because we hold all of the issued shares of Series A Preferred Stock in our treasury, no dividends are currently paid on these shares. The Series A Preferred Stock has no voting rights.

DIRECTORS' AND OFFICERS' LIABILITY

         Our Certificate of Incorporation includes provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, except for liabilities resulting from certain specified situations, such as a breach of loyalty or an act of intentional misconduct by a director. Our Certificate of Incorporation also includes provisions providing that we will indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.


                                  LEGAL MATTERS

         Certain legal matters related to the shares of common stock offered by this prospectus are being passed upon for the Company by Haynes and Boone, LLP, Fort Worth, Texas.


                                     EXPERTS

         The financial statements incorporated in this Prospectus, by reference to the Annual Report on Form 10-K of Craftmade International, Inc. for the fiscal year ended June 30, 1998, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated balance sheet of Trade Source International, Inc., as of December 31, 1997, and the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the report of Campbell, Benn & Taylor, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission (the "SEC") allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), prior to the termination of the offering:

         o         our annual report on Form 10-K for the fiscal year ended June
                   30, 1998,

         o our current report on Form 8-K, filed on July 15, 1998, and as amended on September 14, 1998,

         o our quarterly report on Form 10-Q for the quarter ended September 30, 1998, and

         o our registration statement on Form 8-A registering the common stock under Section 12(g) of the Exchange Act, filed on February 27, 1990.

         You may request a copy of these filings, at no cost, by writing or telephoning our Corporate Secretary, Kenneth M. Cancienne, at the following address:

                   Craftmade International, Inc.
                   650 South Royal Lane
                   Coppell, Texas  75019-1037
                   Attention: Corporate Secretary
                   (972) 393-3800

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file at the SEC's Public Reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all the information contained in the registration statement and its exhibits. For further information concerning us and the shares, you should consult the registration statement and its exhibits. When this prospectus describes documents, the description is only a summary of that document. Therefore, you should refer to that document, as filed with the SEC, to review its specific terms. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above. You may also inspect these documents along with reports and other information regarding us at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, DC 20006.


                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and
Section 27A of the Securities Act.

         We caution you that forward-looking statements are necessarily estimates that reflect the best judgment of our senior management. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. We recommend that you consider these forward-looking statements in light of various important factors, including those set forth in this prospectus and other factors set forth from time to time in the reports and registration statements that we file with the SEC.

         To identify forward-looking statements, you should look for words such as "estimate," "project," "intend," or "expect." These forward-looking statements are found at various places throughout this document and the documents incorporated by reference in this prospectus. You are cautioned not to rely too much on these forward-looking statements, which speak only as of the date of this document.

         We do not promise to update these forward-looking statements to reflect actual results, changes in assumptions or other factors that could affect these statements. In addition, we may from time to time make forward-looking statements about the matters described in this document or other matters concerning us.

         The following factors could cause actual results to differ from our forward-looking statements:

o changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions,

o        changes in relationships with customers
         including, but not limited to, the lamp
         division's relationship with its major
         customer,

o        customer acceptance of existing and new
         products,

o        pricing pressures due to excess capacity,

o        unfavorable economic and political
         developments in the Republic of Taiwan,
         the location of the Company's principal
         vendor,

o        raw material cost increases,

o        change of tax rates,

o        fluctuations in interest rates,

o        declining conditions in the home
         construction industry,

o        resolution of the Year 2000 issue, and

o        other uncertainties.

================================================================================

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made under this prospectus after the date of this prospectus shall create an implication that the information contained in this prospectus or the affairs of the Company have not changed since the date of this prospectus.







                                 -------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
Risk Factors......................................................................................................2
The Company.......................................................................................................4
Use of Proceeds...................................................................................................4
Selling Stockholder...............................................................................................4
Plan of Distribution..............................................................................................4
Description of Capital Stock......................................................................................5
Legal Matters.....................................................................................................6
Experts...........................................................................................................6
Incorporation of Certain
  Documents by Reference..........................................................................................6
Where You Can Find More Information...............................................................................7
Forward-looking Statements........................................................................................7


                                   CRAFTMADE
                              INTERNATIONAL, INC.




                                  55,000 SHARES
                                  COMMON STOCK







                             ----------------------
                                   PROSPECTUS
                             ----------------------


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

         The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission registration fee.......................................... $         239
Legal fees and expenses......................................................................        10,000
Accounting fees and expenses.................................................................         3,500
Printing expenses............................................................................           500
Miscellaneous expenses.......................................................................           500
                                                                                              -------------
        Total................................................................................ $      14,739

         The Selling Stockholder is not paying any expenses related to this registration statement.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that a corporation is empowered to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, vote of stockholders or disinterested directors or otherwise.

         Article Ninth of the Certificate of Incorporation of the Company, as amended, provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Company, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Company.

         Article Eighth of the Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

ITEM 16.  EXHIBITS

Exhibit
Number                     Description

4.1 Certificate of Incorporation of the Company, filed as Exhibit 3(a)(2) to the Company's Post Effective Amendment No. 1 to Form S-18 (File No. 33-33594-FW) and incorporated by reference therein.

4.2 Certificate of Amendment of Certificate of Incorporation of the Company dated March 24, 1992, filed as Exhibit 4.2 to the Company's Form S-8 (File No. 333-44337) and incorporated by reference therein.

4.3 Amended and Restated Bylaws of the Company, filed as Exhibit 3(b)(2) to the Company's Post Effective Amendment No. 1 to Form S-18 (File No. 33-33594-FW) and incorporated by reference therein.

4.4*              Specimen Common Stock Certificate.

5.1*              Opinion of Haynes and Boone, LLP.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of Campbell, Benn & Taylor.

23.3*             Consent of Haynes and Boone, LLP (included in 5.1).

24.1*             Power of Attorney (included on signature page).

-------------------------

*                 Filed herewith.


ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 20th day of January, 1999.

                                       CRAFTMADE INTERNATIONAL, INC.


                                       By:   /s/  JAMES R. RIDINGS
                                          ---------------------------------
                                                  James R. Ridings
                                          Chairman of the Board, President
                                            and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Ridings and Kenneth M. Cancienne, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-3 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 was signed by the following persons in the capacities stated below on the 20th day of January, 1999:


           SIGNATURE                                     TITLE

   /s/  JAMES R. RIDINGS                   Chairman of the Board, President
-----------------------------------        Chief Executive Officer and Director
        James R. Ridings                      (Principal Executive Officer)

  /s/ KENNETH M. CANCIENNE                 Chief Financial Officer and Director
-----------------------------------              (Principal Financial and
      Kenneth M. Cancienne                         Accounting Officer)

  /s/  CLIFFORD CRIMMINGS                               Director
-----------------------------------
       Clifford Crimmings

  /s/   JERRY E. KIMMEL                                 Director
-----------------------------------
        Jerry E. Kimmel

  /s/  A. PAUL KNUCKLEY                                 Director
-----------------------------------
       A. Paul Knuckley

  /s/  NEALL W. HUMPHREY                                Director
-----------------------------------
       Neall W. Humphrey

    /s/  JOHN DEBLOIS                                   Director
-----------------------------------
         John DeBlois

  /s/  LARY C. SNODGRASS                                Director
-----------------------------------
       Lary C. Snodgrass

                                INDEX TO EXHIBITS

Exhibit
Number                     Description
------                     -----------


4.1               Certificate of Incorporation of the Company, filed as Exhibit 3(a)(2) to the Company's Post
                  Effective Amendment No. 1 to Form S-18  (File No. 33-33594-FW) and incorporated by reference therein.

4.2               Certificate of Amendment of Certificate of Incorporation of the Company dated March 24, 1992, filed as Exhibit 4.2 to the Company's Form S-8 (File No. 333-44337) and incorporated by reference therein.

4.3               Amended and Restated Bylaws of the Company, filed as Exhibit 3(b)(2) to the Company's Post
                  Effective Amendment No. 1 to Form S-18 (File No. 33-33594-FW) and incorporated by reference therein.

4.4*              Specimen Common Stock Certificate.

5.1*              Opinion of Haynes and Boone, LLP.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of Campbell, Benn & Taylor.

23.3*             Consent of Haynes and Boone, LLP (included in 5.1).

24.1*             Power of Attorney (included on signature page).

-------------------------
*   Filed herewith.